Exhibit 10.6
PIER 1 IMPORTS, INC.
SUPPLEMENTAL RETIREMENT PLAN
RESTATED AS OF JANUARY 1, 2005
AMENDMENT NO. 1
     This Amendment No. 1 is made to the Pier 1 Imports, Inc. Supplemental Retirement Plan Restated as of January 1, 2005 (the “Plan”). This Amendment No. 1 is made effective January 1, 2006, by Pier 1 Imports, Inc., a Delaware corporation (the “Company”);
     WHEREAS, the Company desires to amend the definition of “Actuarial Equivalent” set forth in the Plan; and
     WHEREAS, pursuant to Section 9.1 of the Plan, the Board of Directors of the Company may amend the Plan at any time, in whole or in part;
     NOW, THEREFORE, the Plan is hereby amended as follows:
1.	Section 2.1 of the Plan is hereby amended by (i) adding the word “applicable” before the word “mortality” in the second line, and (ii) deleting the wording “412(1)(7)(C)(ii)” in the third line and replacing such wording with “417(e)(3)(A)(ii)”.

2.	This Amendment No. 1 shall be effective January 1, 2006 with respect to Plan participants actively employed on or after January 1, 2006, and shall not operate or be construed to alter, modify or amend the Plan except as expressly set forth herein. The terms and provision of the Plan, as expressly amended hereby, shall remain in full force and effect.
     IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed effective January 1, 2006.

PIER 1 IMPORTS, INC.
Date: October 9, 2006	By:	/s/ Gregory S. Humenesky
Gregory S. Humenesky
Executive Vice President, Human Resources